UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2008

WEB2CORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29462	13-4127624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

548 Main Street
Suite 1
Stroudsburg, PA 18360
(Address of principal executive offices)

(+570) 424-1995
(Registrant’s telephone number, including area code)

100 West Lucerne Circle
Suite 600
Orlando, FL 32801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Web2Corp has accepted the resignation(s) of William Mobley as Chairman and Chief Executive Officer, Andre Forde as President and Eric Sidell as a Director effective September 20, 2008. The Board has named L. Joshua Eikov to serve as interim President and CEO and a Director of the Company. Mr. Eikov has over 17 years in technology business that spans telecom, internet and wireless technologies. The Board has also named Aaron Stein as interim Treasurer and Chief Financial Officer and a Director. Mr. Stein, CPA remains as a Director and brings over 25 years of experience to the CFO office.

The Company will continue to operate while it reviews its options and potential partners and merger opportunities.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB2CORP, INC.

September 29, 2008

	By:	/s/ Joshua Eikov
Joshua Eikov,
President and Chief Executive Officer